Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus of Transamerica Government Money Market (formerly, Transamerica Money Market) and “Independent Registered Public Accounting Firm” in the Statement of Additional Information of Transamerica Funds in Post-Effective Amendment No. 216 to the Registration Statement (Form N-1A, No. 033-02659) of Transamerica Funds and to the incorporation by reference of our reports dated December 24, 2015 on ClearTrack 2015, ClearTrack 2020, ClearTrack 2025, ClearTrack 2030, ClearTrack 2035, ClearTrack 2040, ClearTrack 2045, ClearTrack 2050, ClearTrack Retirement Income, Transamerica Asset Allocation – Conservative Portfolio, Transamerica Asset Allocation – Growth Portfolio, Transamerica Asset Allocation – Moderate Growth Portfolio, Transamerica Asset Allocation – Moderate Portfolio, Transamerica Bond, Transamerica Capital Growth, Transamerica Commodity Strategy, Transamerica Concentrated Growth, Transamerica Core Bond, Transamerica Developing Markets Equity, Transamerica Dividend Focused, Transamerica Dynamic Allocation, Transamerica Dynamic Income, Transamerica Emerging Markets Debt, Transamerica Emerging Markets Equity, Transamerica Enhanced Muni, Transamerica Event Driven, Transamerica Flexible Income, Transamerica Floating Rate, Transamerica Global Bond, Transamerica Global Equity, Transamerica Global Multifactor Macro, Transamerica Global Real Estate Securities, Transamerica Growth , Transamerica Growth Opportunities, Transamerica High Yield Bond, Transamerica High Yield Muni, Transamerica Income & Growth, Transamerica Inflation Opportunities, Transamerica Intermediate Bond, Transamerica International Equity, Transamerica International Equity Opportunities, Transamerica International Small Cap, Transamerica International Small Cap Value, Transamerica Large Cap Value, Transamerica Long/Short Strategy, Transamerica Managed Futures Strategy, Transamerica Mid Cap Growth, Transamerica Mid Cap Value, Transamerica Mid Cap Value Opportunities, Transamerica MLP & Energy Income, Transamerica Money Market, Transamerica Multi-Managed Balanced, Transamerica Multi-Manager Alternative Strategies Portfolio, Transamerica Short-Term Bond, Transamerica Small Cap Core, Transamerica Small Cap Growth, Transamerica Small Cap Value, Transamerica Small/Mid Cap Value, Transamerica Strategic High Income, Transamerica Total Return, Transamerica Unconstrained Bond, and Transamerica US Growth, included in the Annual Reports to Shareholders for the fiscal year ended October 31, 2015.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 26, 2016